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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports on The Woodlands Operating Company, L.P. and The Woodlands Land Development Company, L.P. dated January 14, 2000, and January 15, 1999, included in this Form 10-K, into Crescent Operating, Inc.'s previously filed Registration Statement File Nos. 333-57891, 333-29069 and 333-43291.

/s/ ARTHUR ANDERSEN LLP

Houston, Texas
March 30, 2000